EXHIBIT 10.2


                                                  CONFORMED COPY








                         Foodbrands America, Inc.
                       $320,000,000 Credit Agreement
                                dated as of

                            December 11, 1995

                           Security Agreement







     SECURITY AGREEMENT dated as of December 11, 1995, among FOODBRANDS AMERICA, INC., a Delaware corporation (the "Borrower"), each of the subsidiaries of the Borrower listed on the signature pages hereof (individually, a "Subsidiary Grantor" and, collectively, the "Subsidiary Grantors"; the Subsidiary Grantors, together with the Borrower, are referred to individually as a "Grantor" and collectively as the "Grantors") and CHEMICAL BANK, a New York banking corporation ("Chemical Bank"), as collateral agent (in such capacity, the "Collateral Agent") for the Secured Parties (as defined herein).

     Reference is made to the Credit Agreement dated as of December 11, 1995 (as amended or modified from time to time, the "Credit Agreement"), among the Borrower, the financial institutions party thereto, as lenders (the "Lenders"), Chemical Bank, as administrative agent (in such capacity, the "Administrative Agent") for the Lenders and as issuing lender (in such capacity, the "Issuing Lender"), and Citibank, N.A., as managing agent.

     The Lenders have agreed to make Loans to the Borrower, and the Issuing Lender has agreed to issue Letters of Credit for the account of the Borrower, pursuant to, and upon the terms and subject to the conditions specified in, the Credit Agreement. Each of the Subsidiary Grantors has agreed to guarantee, among other things, all the obligations of the Borrower under the Credit Agreement. The obligations of the Lenders to make Loans, and of the Issuing Lender to issue Letters of Credit, are conditioned upon (among other things) the execution and delivery by the Grantors of a security agreement in the form hereof to secure (a) the due and punctual payment of (i) the principal of and premium, if any, and interest (including interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) on the Loans, when and as due, whether at maturity, by acceleration, upon one or more dates set for prepayment or otherwise, (ii) each payment required to be made by the Borrower under the Credit Agreement in respect of any Letter of Credit, when and as due, including payments in respect of reimbursement of disbursements, interest thereon and obligations to provide cash collateral and (iii) all other monetary obligations, including fees, costs, expenses and indemnities, whether primary, secondary, direct, contingent, fixed or otherwise (including monetary obligations incurred during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), of the Grantors to the Secured Parties under the Credit Agreement and the other Loan Documents and, (b) the due and punctual performance of all covenants, agreements, obligations and liabilities of the Grantors under or pursuant to the Credit Agreement and the other Loan Documents (all the obligations referred to in this clause (b) and in the preceding clause (a) being referred to collectively as the "Obligations").

     Accordingly, the Grantors and the Collateral Agent, on behalf of itself and each Secured Party (and each of their respective successors or assigns), agree as follows:


                                 ARTICLE I

                               Definitions

          SECTION 1.01. Definition of Terms Used Herein. All capitalized terms used but not defined herein shall have the meanings set forth in the Credit Agreement or, to the extent not defined in the Credit Agreement, in the other Loan Documents.

     SECTION 1.02. Definition of Certain Terms Used Herein. As used herein, the following terms shall have the following meanings:

     "Account Debtor" shall mean any person who is or who may become obligated to any Grantor under, with respect to or on account of an Account.

     "Accounts" shall mean, with respect to the Grantors, any and all right, title and interest of any Grantor to accounts, including rights to payment for goods and services sold or leased, or for services rendered in the ordinary course of business, whether or not evidenced by chattel paper, together with all interest, finance charges or other amounts payable by an Account Debtor in respect thereof, whether due or to become due, whether or not it has been earned by performance, and whether now or hereafter acquired or arising in the future, including accounts receivable from Affiliates of the Grantors.

     "Accounts Receivable" shall mean, with respect to the Grantors, all Accounts and all right, title and interest of any Grantor to Accounts and all right, title and interest of any Grantor in any returned goods together with all rights, titles, securities and guarantees with respect thereto, including any rights to stoppage in transit, replevin, reclamation and resales, and all related security interests, liens and pledges, whether voluntary or involuntary, in each case whether now existing or owned or hereafter arising or acquired.

     "Collateral" shall mean all (a) Accounts, (b) Accounts
Receivable, (c) Documents, (d) Equipment (including Fixtures),
(e) General Intangibles, (f) Inventory, (g) Investment Property,
(h) Proceeds and (i) all cash and cash accounts.

     "Control", with respect to any Investment Property, shall mean control (as defined in Section 8-106 of the Uniform
Commercial Code of the State of Oklahoma as in effect as of February 1, 1996).

     "Credit Agreement" shall have the meaning assigned to such term in the preliminary statement of this Agreement.

     "Documents" shall mean all instruments, files, records, ledger sheets and documents, whether now owned or hereafter acquired, covering or relating to any of the Collateral (other than any such instruments pledged and delivered pursuant to the Pledge Agreement), including customer lists, credit files, computer programs, printouts and other computer materials and records.

     "Equipment" shall mean all equipment in all its forms, wherever located, now or hereafter existing, and all parts thereof and accessions thereto, that are now or hereafter owned by any Grantor. The term "Equipment" shall include Fixtures, provided that Equipment shall not include any equipment subject to Liens permitted under Section 7.02(h) or (i) of the Credit Agreement to the extent the agreements governing such Liens would prohibit the attachment of the Security Interest to such equipment.

     "Fixtures" shall mean all goods, whether now owned or hereafter acquired, of any Grantor that become so related to particular real estate that an interest in such goods arises under any real estate law applicable thereto.

     "General Intangibles" shall mean all general intangibles, choses in action and causes of action and all other intangible personal property of any Grantor of every kind and nature (other than Accounts Receivable) now owned or hereafter acquired by any Grantor (other than any such intangible personal property if applicable law or any agreement in respect of such property by its terms prohibits the assignment or grant of a security interest in such property), including corporate or other business records, indemnification claims, contract rights (including rights under leases, whether entered into as lessor or lessee and other agreements), Intellectual Property, goodwill, registrations, franchises, tax refund claims and any letter of credit, guarantee, claim, security interest or other security held by or granted to any Grantor to secure payment by an Account Debtor of any of the Accounts Receivable.

     "Intellectual Property" shall mean all intellectual and similar property of any Grantor of every kind and nature now owned or hereafter acquired by any Grantor, including inventions, designs, patents, patent applications, copyrights, copyright registrations, applications to register copyrights, Licenses, trademarks (including service marks), trademark or service mark applications, trade names, trade secrets, confidential or proprietary technical and business information, know-how, show-how or other data or information, software and databases and all embodiments or fixations thereof and related documentation, registrations and franchises, and all additions, improvements and accessions to, and books and records describing or used in connection with, any of the foregoing.

     "Inventory," shall mean all inventory and goods of any Grantor, whether now owned or hereafter acquired, (wherever located, whether in the possession of any Grantor or of a bailee or other person for sale, storage, transit, processing or use or otherwise consisting of whole goods, components, supplies, materials, or consigned, returned or repossessed goods) that are held for sale or lease or to be furnished (or have been furnished) under any contract of service or that are raw materials, Work in Process, farm products or materials used or consumed in any Grantor's business or processed by or on behalf of such Grantor.

     "Investment Property" shall mean investment property , as defined in Section 9-115 of the Uniform Commercial Code of the State of Oklahoma as in effect as of February 1, 1996.

     "License" shall mean any patent license, copyright license or other license or sublicense (other than any Trademark License) to which any Grantor is or becomes a party (other than those license agreements that by their terms prohibit assignment or a grant of a security interest by such Grantor as licensee thereunder).

     "Loan Documents" shall have the meaning assigned to such term in the Credit Agreement.

     "Obligations" shall have the meaning assigned to such term in the preliminary statement of this Agreement.

     "Perfection Certificate" shall mean the Perfection
Certificate substantially in the form of Annex I hereto, prepared by the Borrower.

     "Proceeds" shall mean any consideration received from the sale, exchange or other disposition of any asset or property that constitutes Collateral, any value received as a consequence of the possession or ownership of any Collateral and any payment received from any insurer or other person or entity as result of the destruction, loss, theft, damage or other involuntary conversion of whatever nature of any asset or property that constitutes Collateral, and shall include (a) all cash and negotiable instruments received or held on behalf of the Collateral Agent pursuant to any lockbox or similar arrangement relating to the payment of Accounts Receivable and Inventory and
(b) any claim of any Grantor against any third party for (and the right to sue and recover for and the rights to damages or profits due or accrued arising out of or in connection with) (i) past, current or future infringement of any patent now or hereafter owned by any Grantor or licensed under a patent license, (ii) past, current or future breach of any License, (iii) past, current or future infringement of any copyright now or hereafter owned by any Grantor or licensed under a copyright license and
(iv) any and all other amounts from time to time paid or payable under or in connection with any of the Collateral.

     "Secured Parties" shall mean (a) the Lenders, (b) the
Issuing Lender, (c) the Administrative Agent, (d) the Collateral
Agent, (e) the Managing Agent and (f) the successors and assigns of each of the foregoing.

     "Security Interest" shall have the meaning assigned to such term in Section 2.01.

     SECTION 1.03. Rules of Interpretation. The rules of interpretation specified in Section 1.02 of the Credit Agreement shall be applicable to this Agreement.

                               ARTICLE II

                            Security Interest

     SECTION 2.01. Security Interest. Each Grantor bargains, sells, conveys, assigns, sets over, mortgages, pledges, hypothecates and transfers to the Collateral Agent, its successors and its assigns, for the ratable benefit of the Secured Parties, and grants to the Collateral Agent, its successors and assigns, for the ratable benefit of the Secured Parties, a security interest in, all of such Grantor's right, title and interest in, to and under the Collateral (the "Security Interest") as security for the payment or performance, as the case may be, of the Obligations owed by such Grantor. Without limiting the foregoing, the Collateral Agent is authorized to file one or more financing statements, continuation statements or other documents for the purpose of perfecting, confirming, continuing, enforcing or protecting the Security Interest granted by each Grantor, without the signature of any Grantor, naming any Grantor or the Grantors as debtors and the Collateral Agent as secured party.

     Each Grantor agrees at all times to keep such accurate and complete accounting records with respect to the Collateral as is consistent with its current practices and in accordance with such prudent and standard practices used in industries that are the same as or similar to those in which such Grantor is engaged.

     SECTION 2.02. No Assumption of Liability. The Security Interest is granted as security only and shall not subject the Collateral Agent or any other Secured Party to, or in any way alter or modify, any obligation or liability of any Grantor with respect to or arising out of any of the Collateral.


                               ARTICLE III

                     Representations And Warranties

     The Grantors jointly and severally represent and warrant to and with the Collateral Agent and each other Secured Party that:

     SECTION 3.01. Title and Authority. Each Grantor has good and valid rights in and title to the Collateral with respect to which it has purported to grant a Security Interest hereunder and has full power and authority to grant to the Collateral Agent the Security Interest in such Collateral pursuant hereto and to execute, deliver and perform its obligations in accordance with the terms of this Agreement, without the consent or approval of any other person other than any consent or approval that has been obtained.

     SECTION 3.02. Filings. The Perfection Certificate has been duly prepared, completed and executed and the information set forth therein is correct and complete in all material respects. Fully executed Uniform Commercial Code financing statements or other appropriate filings, recordings or registrations (other than (a) such as would be made in the United States Copyright Office with respect to copyrights, (b) such as would be made in the United States Patent and Trademark Office with respect to patents, and (c) such as would be made in the offices designated for the filing of trademarks in the various states with respect to trademarks) containing a description of the Collateral have been delivered to the Collateral Agent for filing in each governmental, municipal or other office specified in Schedule 6 to the Perfection Certificate, which are all the filings, recordings and registrations that are necessary to publish notice of and protect the validity of and to establish a valid and perfected security interest in favor of the Collateral Agent (for the ratable benefit of the Secured Parties) in respect of all Collateral (other than (x) copyrights, to the extent that recordings and registration in the United States Copyright Office may be necessary, (y) patents, to the extent that recordings and registration in the United States Patent and Trademark Office may be necessary, and (z) trademarks, to the extent that recordings and registration in offices designated for the filing of trademarks in the various states may be necessary) in which the Security Interest may be perfected by filing, recording or registration in the United States (or any political subdivision thereof) and its territories and possessions, and no further or subsequent filing, refiling, recording, rerecording, registration or reregistration is necessary in any such jurisdiction, except as provided under applicable law with respect to the filing of continuation statements except that recordation of the Security Interest in the United States Patent and Trademark Office may be necessary with respect to Collateral consisting of patents and trademarks acquired after the date hereof; recordation of the Security Interest in the offices described above may be necessary with respect to Collateral consisting of copyrights, patents, and trademarks; and registration in the United States Copyright Office may be necessary with respect to Collateral consisting of unregistered copyrights.

     SECTION 3.03. Validity of Security Interest. The Security Interest constitutes (a) a valid security interest in all the Collateral securing the payment and performance of the Obligations and (b) subject to the filings described in Section
3.02 above, a perfected security interest in all Collateral in which a security interest may be perfected by filing, recording or registering a financing statement or analogous document in the United States (or any political subdivision thereof) and its territories and possessions pursuant to the Uniform Commercial Code or other applicable law in such jurisdictions, except that recordation of the Security Interest in the United States Patent and Trademark Office may be necessary with respect to Collateral consisting of patents and trademarks, recordation of the Security Interest in the offices designated for the filing of trademarks in the various states may be necessary with respect to Collateral consisting of trademarks, and recordation of the Security Interest, in addition to registration of any unregistered copyrights, in the United States Copyright Office may be necessary with respect to Collateral consisting of copyrights. The Security Interest is and shall be prior to any other Lien on any of the Collateral, other than Liens expressly permitted to be prior to the Security Interest pursuant to Section 7.02 of the Credit Agreement.

     SECTION 3.04. Absence of Other Liens. The Collateral is owned by the Grantors free and clear of any Lien, except for Liens expressly permitted pursuant to Section 7.02 of the Credit Agreement. Other than as contemplated hereby or by the Trademark Security Agreement, none of the Grantors has filed or consented to the filing of (a) any financing statement or analogous document under the Uniform Commercial Code or any other applicable laws covering any Collateral, (b) any assignment in which any Grantor assigns any Collateral or any security agreement or similar instrument covering any Collateral with the United States Patent and Trademark Office or the United States Copyright Office or (c) any assignment in which any Grantor assigns any Collateral or any security agreement or similar instrument covering any Collateral with any foreign governmental, municipal or other office, which financing statement or analogous document, assignment, security agreement or similar instrument is still in effect.



                               ARTICLE IV

                                Covenants

     SECTION 4.01. Change of Name: Location of Collateral:
Records; Place of Business. (a) Each Grantor agrees promptly to notify the Collateral Agent of any change (i) in its corporate name or in any trade name used to identify it in the conduct of its business or in the ownership of its properties, (ii) in the location of its chief executive office, its principal place of business, any office in which it maintains books or records relating to Collateral owned by it or any office or facility at which Collateral owned by it is located (including the establishment of any office or facility other than the facilities set forth in Section 2 of the Perfection Certificate delivered on the Closing Date), (iii) in its identity or corporate structure or (iv) in its Federal Taxpayer Identification Number. No Grantor shall effect or permit any change referred to in the preceding sentence unless all filings have been made under the Uniform Commercial Code or otherwise that are required in order for the Collateral Agent to continue at all times following such change to have a valid and perfected first-priority security interest in all the Collateral. Each Grantor agrees promptly to notify the Collateral Agent if any material portion of the Collateral is damaged or destroyed.

     (b) Each Grantor shall maintain, at its own cost and expense, such complete and accurate records with respect to the Collateral owned by it as is consistent with its current practices and in accordance with such prudent and standard practices used in industries that are the same as or similar to those in which such Grantor is engaged and, at such time or times as the Collateral Agent my reasonably request, promptly to prepare and deliver to the Collateral Agent a duly certified schedule or schedules in form and detail reasonably satisfactory to the Collateral Agent showing the identity, amount and location of any and all Collateral.

     SECTION 4.02. Periodic Certification. At such time or times as the Collateral Agent may reasonably request, each Grantor shall deliver to the Collateral Agent a certificate executed by a Financial Officer and the chief legal officer, if any, of such Grantor (a) setting forth the information required pursuant to
Section 2 of the Perfection Certificate, (b) certifying that all Uniform Commercial Code financing statements or other appropriate filings, recordings or registrations, including all refilings, rerecordings and reregistrations, containing a description of the Collateral have been filed of record in each governmental, municipal or other appropriate office in each jurisdiction identified pursuant to clause (a) above to the extent necessary to protect and perfect the Security Interest for a period of not less than 18 months after the date of such certificate (except as noted therein with respect to any continuation statements to be filed within such period), (c) setting forth, with respect to each filing, recording or registration (including each refiling, rerecording or reregistration) made since the date of the Perfection Certificate or the most recent certificate delivered pursuant to this Section 4.02, the filing office, date and file number thereof and (d) attaching true, correct and complete acknowledgment copies of each such filing, recording or registration not theretofore delivered to the Collateral Agent.

     SECTION 4.03. Protection of Security. Each Grantor shall, at its own cost and expense, take any and all actions necessary to defend title to the Collateral against all persons and to defend the Security Interest of the Collateral Agent in the Collateral and the priority thereof against any Lien not expressly permitted under the Credit Agreement.

     SECTION 4.04. Further Assurances. Each Grantor agrees, at its expense, to execute, acknowledge, deliver and cause to be duly filed all such further instruments and documents and take all such actions as the Collateral Agent may from time to time reasonably request to better assure, preserve, protect and perfect the Security Interest and the rights and remedies created hereby, including the payment of any fees and taxes required in connection with the execution and delivery of this Agreement, the granting of the Security Interest and the filing of any financing statements or other documents in connection herewith. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any promissory note or other instrument, such note or instrument shall (to the extent not previously pledged and delivered pursuant to the Pledge Agreement) be immediately pledged and delivered to the Collateral Agent, duly endorsed in a manner reasonably satisfactory to the Collateral Agent. Without limiting the foregoing, each Grantor shall, promptly upon acquiring any Investment Property, grant Control over such Investment Property to the Collateral Agent.

     SECTION 4.05. Inspection and Verification. The Collateral Agent and such persons as the Collateral Agent may reasonably designate shall have the right, at any reasonable time or times upon reasonable notice and at the Grantor's own cost and expense, to inspect the Collateral, all records related thereto (and to make extracts and copies from such records) and the premises upon which any of the Collateral is located, to discuss any Grantor's affairs with the officers of such Grantor and its independent accountants, and to verify under reasonable procedures the validity, amount, quality, quantity, value, condition and status of or any other matter relating to, the Collateral, to the extent permitted by and subject to the terms of Section 6.07 of the Credit Agreement. The Collateral Agent shall have the absolute right to share any information it gains from such inspection or verification with any other Secured Party (it being understood that any such information shall be deemed to be "Information" subject to the provisions of Section 10. 18 of the Credit Agreement).

     SECTION 4.06. Taxes; Encumbrances. At its option, the Collateral Agent may discharge past-due taxes, assessments, charges, fees, liens, security interests or other encumbrances at any time levied or placed on the Collateral other than as the same may be permitted under the Loan Documents, and may pay for the maintenance and preservation of the Collateral to the extent any Grantor fails to do so as required by this Agreement or the other Loan Documents, and such Grantor agrees to reimburse the Collateral Agent on demand for any payment made or any reasonable and documented expense incurred by the Collateral Agent pursuant to the foregoing authorization; provided, however, that nothing in this Section 4.06 shall be interpreted as excusing any Grantor from the performance of, or imposing any obligation on the Collateral Agent or any other Secured Party to cure or perform, any covenants or other promises of the Grantors with respect to taxes, assessments, charges, fees, liens, security interests or other encumbrances and maintenance as set forth herein or in the other Loan Documents.

     SECTION 4.07. Assignment of Security Interest. If at any time any Grantor shall take and perfect a security interest in any property of an Account Debtor or any other person to secure payment and performance of an Account, such Grantor shall promptly assign such security interest to the Collateral Agent. Such assignment need not be filed of public record unless necessary to continue the perfected status of the security interest against creditors of and transferees from the Account Debtor or other person granting the security interest.

     SECTION 4.08. Continuing Obligations of the Grantors. The Grantors shall remain liable to, at their own cost and expense, duly and punctually observe and perform all the conditions and obligations to be observed and performed by them under each contract, agreement or instrument relating to the Collateral, all in accordance with the terms and conditions thereof, and each Grantor agrees to indemnify and hold harmless the Collateral Agent and the other Secured Parties from and against any and all liability for such performance.

     SECTION 4.09. Use and Disposition of Collateral. The Grantors may use but not dispose of the Collateral in any lawful manner not inconsistent with the provisions of this Agreement, the Credit Agreement or any other Loan Document, except that the Grantors may dispose of Collateral to the extent expressly permitted by provisions of the Loan Documents. Without limiting the generality of the foregoing, it is agreed that in no event after sixty days following the Closing Date shall Inventory in excess of 5% of the aggregate amount of the Grantors' Inventory (calculated on the basis of the lower of the aggregate cost or aggregate market value of such Inventory) be in the possession or control of any warehouseman, bailee, agent or processor at any time unless such warehouseman, bailee, agent or processor shall have been notified of the Security Interest and shall have agreed in a writing in form and substance reasonably satisfactory to the Collateral Agent to hold the Inventory subject to the Security Interest and the instructions of the Collateral Agent.

     SECTION 4.10. Limitation on Modification of Accounts. None of the Grantors will, without the Collateral Agent's prior written consent, grant any extension of the time of payment of any of the Accounts Receivable, compromise, compound or settle the same for less than the full amount thereof, release, wholly or partly, any person liable for the payment thereof or allow any credit or discount whatsoever thereon, other than extensions, credits, discounts, compromises or settlements granted or made in the ordinary course of business. After a Default or an Event of Default shall have occurred and during the continuance thereof, the Collateral Agent may notify the Grantors not to grant or make any such extension, credit, discount, compromise, or settlement under any circumstances without its prior written consent.

                                ARTICLE V

                               Collections

     SECTION 5.01. Collection. If any Grantor directly receives any remittances on Accounts Receivable or Inventory, at any time when an Event of Default has occurred and is continuing such remittances shall be held in trust for the benefit of the Collateral Agent and the other Secured Parties and shall be segregated from other funds of such Grantor, subject to the Security Interest granted hereby.

     SECTION 5.02. Collateral Agent Appointed Attorney-in-Fact. Each Grantor appoints the Collateral Agent as the true and lawful agent and attorney-in-fact of such Grantor for the purposes of carrying out the provisions of this Agreement, and in such capacity the Collateral Agent shall have the right, with power of substitution for such Grantor and in such Grantor's name or otherwise, for the use and benefit of the Collateral Agent and the other Secured Parties, upon the occurrence and during the continuance of an Event of Default, (a) to receive, endorse, assign and/or deliver any and all notes, acceptances, checks, drafts, money orders or other evidences of payment relating to the Collateral or any part thereof, (b) to demand, collect, receive payment of, give receipt for and give discharges and releases of all or any of the Collateral; (c) to sign the name of such Grantor on any invoice or bill of lading relating to any of the Collateral; (d) to send verifications of Accounts Receivable to any Account Debtor; (e) to commence and prosecute any and all suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect or otherwise realize on all or any of the Collateral or to enforce any rights in respect of any Collateral; (f) to settle, compromise, compound, adjust or defend any actions, suits or proceedings relating to all or any of the Collateral; (g) to notify, or to require such Grantor to notify, Account Debtors to make payment directly to the Collateral Agent; and (h) to use, sell, assign, transfer, pledge, make any agreement with respect to or otherwise deal with all or any of the Collateral, and to do all other acts and things necessary to carry out the purposes of this Agreement, as fully and completely as though the Collateral Agent were the absolute owner of the Collateral for all purposes; provided, however, that nothing herein contained shall be construed as requiring or obligating the Collateral Agent or any other Secured Party to make any commitment or to make any inquiry as to the nature or sufficiency of any payment received by the Collateral Agent or any other Secured Party, or to present or file any claim or notice, or to take any action with respect to the Collateral or any part thereof or the moneys due or to become due in respect thereof or any property covered thereby. The Collateral Agent and the Secured Parties shall be accountable only for amounts actually received as a result of the exercise of the powers granted to them herein, and neither they nor their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct. It is understood and agreed that the appointment of the Collateral Agent as the agent and attorney-in-fact of the Grantors for the purposes set forth above is coupled with an interest and is irrevocable. The provisions of this Section 5.02 shall in no event relieve any Grantor of any of its obligations hereunder or under the other Loan Documents with respect to the Collateral or any part thereof or impose any obligation on the Collateral Agent or any other Secured Party to proceed in any particular manner with respect to the Collateral or any part thereof, or in any way limit the exercise by the Collateral Agent or any other Secured Party of any other or further right that it may have on the date of this Agreement or hereafter, whether hereunder, under any other Loan Document, by law or otherwise. Any sale pursuant to the provisions of this
Section 5.02 shall be deemed to conform to the commercially reasonable standards as provided in Section 9-504(3) of the Uniform Commercial Code as in effect in the State of New York or its equivalent in other jurisdictions.

                               ARTICLE VI

                                Remedies

     SECTION 6.01. Remedies upon Default. Upon the occurrence and during the continuance of an Event of Default, each Grantor agrees to deliver each item of Collateral to the Collateral Agent on demand, and it is agreed that the Collateral Agent shall have the right (subject to applicable law) to take any of or all the following actions at the same or different times: (a) with respect to any Collateral consisting of Intellectual Property, on demand, to cause the Security Interest to become an assignment, transfer and conveyance of any of or all such Collateral by such Grantor to the Collateral Agent, or to license or, to the extent permitted by applicable law, sublicense, whether general, special or otherwise, and whether on an exclusive or non-exclusive basis, any such Collateral throughout the world on such terms and conditions and in such manner as the Collateral Agent shall determine (other than in violation of any then-existing licensing arrangements to the extent that waivers cannot be obtained), and
(b) with or without legal process and with or without previous notice or demand for performance, to take possession of the Collateral (and temporary possession of any non-Collateral in connection with any such repossession, with the right to store such non-Collateral at the Grantors' expense and risk), without liability for trespass to enter any premises where the Collateral may be located for the purpose of taking possession of or removing the Collateral and, generally, to exercise any and all rights afforded to a secured party under the Uniform Commercial Code or other applicable law. Without limiting the generality of the foregoing, each Grantor agrees that the Collateral Agent shall have the right, subject to the mandatory requirements of applicable law, to sell or otherwise dispose of all or any part of the Collateral, at public or private sale or at any broker's board or on any securities exchange, for cash, upon credit or for future delivery as the Collateral Agent shall deem appropriate. The Collateral Agent shall be authorized at any such sale (if it deems it advisable to do so) to restrict the prospective bidders or purchasers to persons who will represent and agree that they are purchasing the Collateral for their own account for investment and not with a view to the distribution or sale thereof, and upon consummation of any such sale the Collateral Agent shall have the right to assign, transfer and deliver to the purchaser or purchasers thereof the Collateral so sold. Each such purchaser at any such sale shall hold the property sold absolutely free from any claim or right on the part of such Grantors, and each Grantor waives (to the fullest extent permitted by applicable law) all rights of redemption, stay and appraisal that such Grantor now has or may at any time in the future have under any rule of law or statute now existing or hereafter enacted.

     Unless any of the Collateral threatens to decline speedily in value or is or becomes of a type sold on a recognized market, the Collateral Agent shall give the applicable Grantors reasonable notice of the time and place of any public sale thereof, or of the time after which any private sale or other intended disposition is to be made. Any sale of the Collateral conducted in conformity with reasonable commercial practices of banks, commercial finance companies, insurance companies or other financial institutions disposing of property similar to the Collateral shall be deemed to be commercially reasonable. Notwithstanding any provision to the contrary contained herein, the Grantors agree that any requirements of reasonable notice shall be met if such notice is received by the Grantors as provided below at least ten (10) days before the time of the sale or disposition; provided, however, that the Collateral Agent may give any shorter notice that is commercially reasonable under the circumstances. Such notice, in the case of a public sale, shall state the time and place for such sale and, in the case of a sale at a broker's board or on a securities exchange, shall state the board or exchange at which such sale is to be made and the day on which the Collateral, or portion thereof, will first be offered for sale at such board or exchange. Any such public sale shall be held at such time or times within ordinary business hours and at such place or places as the Collateral Agent may fix and state in the notice (if any) of such sale. At any such sale, the Collateral, or portion thereof, to be sold may be sold in one lot as an entirety or in separate parcels, as the Collateral Agent may (in its sole and absolute discretion) determine. The Collateral Agent shall not be obligated to make any sale of any Collateral if it shall determine not to do so, regardless of the fact that notice of sale of such Collateral shall have been given. The Collateral Agent may, without notice or publication, adjourn any public or private sale or cause the same to be adjourned from time to time by announcement at the time and place fixed for sale, and such sale may, without further notice, be made at the time and place to which the same was so adjourned.
In case any sale of all or any part of the Collateral is made on credit or for future delivery, the Collateral so sold may be retained by the Collateral Agent until the sale price is paid by the purchaser or purchasers thereof, but the Collateral Agent shall not incur any liability in case any such purchaser or purchasers shall fail to take up and pay for the Collateral so sold and, in case of any such failure, such Collateral may be sold again upon like notice. At any public sale made pursuant to this Section 6.01, any Secured Party may bid for or purchase, free (to the fullest extent permitted by applicable law) from any right of redemption, stay, valuation or appraisal on the part of any Grantor (all said rights being also waived and released to the extent permitted by law), the Collateral or any part thereof offered for sale and may make payment on account thereof by using any claim then due and payable to such Secured Party from any Grantor as a credit against the purchase price, and it may, upon compliance with the terms of sale, hold, retain and dispose of such property without further accountability to such Grantor therefor. For purposes hereof, (a) a written agreement to purchase the Collateral or any portion thereof shall be treated as a sale thereof, (b) the Collateral Agent shall be free to carry out such sale pursuant to such agreement and (c) no Grantor shall be entitled to the return of the Collateral or any portion thereof subject thereto, notwithstanding the fact that after the Collateral Agent shall have entered into such an agreement all Events of Default shall have been remedied and the Obligations paid in full. As an alternative to exercising the power of sale herein conferred upon it, the Collateral Agent may proceed by a suit or suits at law or in equity to foreclose upon the Collateral and to sell the Collateral or any portion thereof pursuant to a judgment or decree of a court or courts having competent jurisdiction or pursuant to a proceeding by a court-appointed receiver. Any sale pursuant to the provisions of this
Section 6.01 shall be deemed to conform to the commercially reasonable standards as provided in Section 9-504(3) of the Uniform Commercial Code as in effect in the State of New York or its equivalent in other jurisdictions.

     SECTION 6.02.  Application of Proceeds.  The Collateral
Agent shall apply the proceeds of any collection or sale of the Collateral, as well as any Collateral consisting of cash, as follows:

          FIRST, to the payment of all costs and expenses incurred by the Collateral Agent in connection with such collection or sale or otherwise in connection with this Agreement, any other Loan Document or any of the Obligations, including all court costs and the reasonable and documented fees, other charges and disbursements of its agents and legal counsel, the repayment of all advances made by the Collateral Agent hereunder or under any other Loan Document on behalf of any of the Grantors and any other costs or expenses incurred in connection with the exercise of any right or remedy hereunder or thereunder;

          SECOND, to the payment in full of the Obligations owed to the Lenders and the Issuing Lender in respect of the Loans made by them and outstanding and the amounts owing in respect of any LC Disbursement pro rata as among the Lenders and the Issuing Lender in accordance with the amount of such Obligations owed to them;

          THIRD, to the payment and discharge in full of the Obligations (other than those referred to above) pro rata as among the Secured Parties in accordance with the amount of such Obligations owed to them, and to provide cash collateral for the undrawn amount of all Letters of Credit then outstanding; and

          FOURTH, to the Grantors, their successors or assigns, or as a court of competent jurisdiction may otherwise direct.

     The Collateral Agent shall have absolute discretion as to the time of application of any such proceeds, moneys or balances in accordance with this Agreement. Upon any sale of the Collateral by the Collateral Agent (including pursuant to a power of sale granted by statute or under a judicial proceeding), the receipt by the Collateral Agent or of the officer making the sale shall be a sufficient discharge to the purchaser or purchasers of the Collateral so sold and such purchaser or purchasers shall not be obligated to see to the application of any part of the purchase money paid over to the Collateral Agent or such officer or be answerable in any way for the misapplication thereof.

     SECTION 6.03. Grant of License to Use Intellectual Property. For the purpose of enabling the Collateral Agent to exercise rights and remedies under Sections 6.01 and 6.02 at such time as the Collateral Agent shall be lawfully entitled to exercise such rights and remedies, each Grantor grants to the Collateral Agent an irrevocable, non-exclusive license (exercisable without payment of royalty or other compensation to such Grantor) to use, license or sub-license any of the Collateral consisting of Intellectual Property now owned or hereafter acquired by such Grantor to the extent of the interest of such Grantor therein at such time, and wherever the same may be located, and including in such license reasonable access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof. The use of such license by the Collateral Agent shall be exercised, at the option of the Collateral Agent, upon the occurrence and during the continuation of an Event of Default, provided that any license, sub-license or other transaction entered into by the Collateral Agent in accordance herewith shall be binding upon the Grantors notwithstanding any subsequent cure of an Event of Default. In operating under the license granted by each Grantor pursuant to this Section 6.03, the Collateral Agent agrees that the goods sold and services rendered under the Trademarks shall be of a nature and quality substantially consistent with those theretofore offered under such Trademarks by such Grantor and such Grantor shall have the right to inspect during the term of such license, at any reasonable time or times upon reasonable notice to the Collateral Agent, and at such Grantor's own cost and expense, representative samples of goods sold and services rendered under the Trademarks.

                               ARTICLE VII

                              Miscellaneous

     SECTION 7.01. Notices. All communications and notices hereunder shall (except as otherwise expressly permitted herein) be in writing and given as provided in Section 10.01 of the Credit Agreement.

     SECTION 7.02. Security Interest Absolute. All rights of the Collateral Agent hereunder, the Security Interest and all obligations of the Grantors hereunder shall be absolute and unconditional irrespective of (a) any lack of validity or enforceability of the Credit Agreement, any other Loan Document, any agreement with respect to any of the Obligations or any other agreement or instrument relating to any of the foregoing, (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations or any other amendment or waiver of or any consent to any departure from the Credit Agreement, any other Loan Document or any other agreement or instrument relating to the foregoing, (c) any exchange, release or nonperfection of any other collateral, or any release or amendment or waiver of or consent to or departure from any guaranty, for all or any of the Obligations or (d) any other circumstance that might otherwise constitute a defense available to, or a discharge of, any Grantor in respect of the Obligations or in respect of this Agreement (other than the indefeasible payment in full of all the Obligations).

     SECTION 7.03. Survival of Agreement. All covenants, agreements, representations and warranties made by the Grantors herein and in the certificates or other instruments prepared or delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the Collateral Agent and the other Secured Parties and shall survive the making by the Lenders of the Loans and the issuance of the Letters of Credit by the Issuing Lender, regardless of any investigation made by the Secured Parties or on their behalf, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or LC Disbursement or any other fee or amount payable under this Agreement or any other Loan Document is outstanding and unpaid, as long as any Letter of Credit remains outstanding and as long as the Commitments have not been terminated.

     SECTION 7.04. Binding Agreement: Assignments. This Agreement shall become effective as to any Grantor when a counterpart hereof executed on behalf of such Grantor shall have been delivered to the Collateral Agent and a counterpart hereof shall have been executed on behalf of the Collateral Agent, and thereafter shall be binding upon such Grantor and the Collateral Agent and their respective successors and assigns, and shall inure to the benefit of such Grantors, the Collateral Agent and the other Secured Parties, and their respective successors and assigns, except that no Grantor shall have the right to assign its rights or obligations hereunder or any interest herein or in the Collateral or delegate its duties hereunder (and any such attempted assignment or delegation shall be void), except as expressly contemplated by this Agreement or the other Loan Documents. It shall not be a condition to the effectiveness of this Agreement against any Grantor that any other Grantor shall have executed this Agreement.

     SECTION 7.05. Successors and Assigns. Whenever in this Agreement any of the parties hereto is referred to, such reference shall be deemed to include the successors and assigns of such party; and all covenants, promises and agreements by or on behalf of the Grantors that are contained in this Agreement shall bind and inure to the benefit of their respective successors and assigns.

     SECTION 7.06. Reimbursement of Collateral Agent. (a) The Grantors jointly and severally agree to pay upon demand to the Collateral Agent the amount of any and all reasonable and documented expenses, including the reasonable and documented fees and expenses of its counsel and of any experts or Administrative Agents, that the Collateral Agent may incur in connection with
(i) the administration of this Agreement (including the customary fees, charges and expenses of the Collateral Agent for any audits conducted by it with respect to the Accounts Receivable or Inventory), (ii) the custody or preservation of, or the sale of, collection from, or other realization upon, any of the Collateral, (iii) the exercise or enforcement of any of the rights of the Collateral Agent hereunder, or (iv) the failure by any Grantor to perform or observe any of the provisions hereof. If the Grantors (or any of them) shall fail to do any act or thing that they have covenanted to do hereunder or any representation or warranty of the Grantors hereunder shall be breached, the Collateral Agent may (but shall not be obligated to) do the same or cause it to be done or remedy any such breach and there shall be added to the Obligations the cost or expense incurred by the Collateral Agent in so doing.

     (b) Without limitation of their indemnification obligations under the other Loan Documents, but in any event subject to the limits set forth in Section 10.05 of the Credit Agreement, the Grantors jointly and severally agree to indemnify the Collateral Agent and the Indemnitees against and hold each of them harmless from, any and all losses, claims, damages, liabilities and related expenses, including reasonable counsel fees and expenses, incurred by or asserted against any of them arising out of, in any way connected with, or as a result of, the execution, delivery or performance of this Agreement or any claim, litigation, investigation or proceeding relating hereto or to the Collateral, whether or not any Indemnitee is a party thereto, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses have resulted from the gross negligence or wilful misconduct of such Indemnitee.

     (c) Any amounts payable as provided hereunder shall be additional Obligations secured hereby and by the other Security Documents. The provisions of this Section 7.06 shall remain operative and in full force and effect regardless of the termination of this Agreement, the consummation of the transactions contemplated hereby, the repayment of any of the Obligations, the invalidity or unenforceability of any term or provision of this Agreement or any other Loan Document or any investigation made by or on behalf of the Collateral Agent or any other Secured Party. All amounts due under this Section 7.06 shall be payable on written demand therefor and shall bear interest at the Default Rate (as defined in the Credit Agreement).

     SECTION 7.07.  Governing Law.  THIS AGREEMENT SHALL BE
GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE
STATE OF NEW YORK.

     SECTION 7.08. Waivers; Amendment. (a) No failure or delay of the Collateral Agent in exercising any power or right hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Collateral Agent hereunder and of the other Secured Parties under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provisions of this Agreement or consent to any departure by any Grantor therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) below, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice or demand on any Grantor in any case shall entitle such Grantor to any other or further notice or demand in similar or other circumstances.

     (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to a written agreement entered into between the Grantors and the Collateral
Agent, with the prior written consent of the Required Lenders.

     SECTION 7.09. Waiver of Jury Trial. Each party hereto waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any litigation directly or indirectly arising out of, under or in connection with this Agreement. Each party hereto (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties hereto have been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this Section 7.09.

     SECTION 7.10. Severability. If any one or more of the provisions contained in this Agreement or in any other Loan Document should be held invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein and therein shall not in any way be affected or impaired thereby (it being understood that the invalidity of a particular provision in a particular jurisdiction shall not in and of itself affect the validity of such provision in any other jurisdiction). The parties shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

     SECTION 7.11.  Jurisdiction; Consent to Service of Process.
(a) Each Grantor irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or the other Loan Documents, or for recognition or enforcement of any judgment, and each of the parties hereto irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Collateral Agent or any other Secured Party my otherwise have to bring any action or proceeding relating to this Agreement or the other Loan Documents against any Grantor or its properties in the courts of any jurisdiction.

     (b) Each Grantor irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or the other Loan Documents in any New York State or Federal court. Each of the parties hereto irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

     (c) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section
7.01. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

     SECTION 7.12. Termination or Release. (a) This Agreement and the Security Interest shall terminate when all the Obligations have been indefeasibly paid in full in cash and the Lenders have no further commitment to lend under the Credit Agreement, the LC Exposure and KPR LC Exposure have been reduced to zero and the Issuing Lender has no further obligation to issue Letters of Credit under the Credit Agreement.

     (b) In connection with any termination or release pursuant to paragraph (a), the Collateral Agent shall execute and deliver to such Grantor, at such Grantor's expense, all Uniform Commercial Code termination statements and similar documents that such Grantor shall reasonably request to evidence such termination or release. Any execution and delivery of termination statements or documents pursuant to this Section 7.12 shall be without recourse to or warranty by the Collateral Agent.

     SECTION 7.13. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument, and shall become effective as provided in
Section 7.04.

     SECTION 7.14. Additional Grantors. Pursuant to Section 6. 10 of the Credit Agreement, certain Subsidiaries of the Borrower are required to enter into this Agreement as Grantors within the applicable time period specified by the Credit Agreement. Upon execution and delivery by the Collateral Agent and a subsidiary of the Borrower of an instrument in the form of Annex 2, such subsidiary of the Borrower shall become a Grantor hereunder with the same force and effect as if originally named as a Grantor herein. The execution and delivery of such instrument shall not require the consent of any Grantor hereunder. The rights and obligations of each Grantor hereunder shall remain in full force and effect notwithstanding the addition of any new Grantor as a party to this Agreement.

     SECTION 7.15. Headings. Article and Section headings used herein are for convenience of reference only, are not part of this Agreement and are not to affect the construction of, or to be taken into consideration in interpreting, this Agreement.

     IN WITNESS WHEREOF, the parties hereto have duly executed this Security Agreement as of the day and year first above written.

                              FOODBRANDS AMERICA, INC.


                              /S/      BRYANT P. BYNUM
                              Name:          Bryant P. Bynum
                              Title:         Vice President


                              RKR-GP, INC.


                              /S/      BRYANT P. BYNUM
                              Name:          Bryant P. Bynum
                              Title:         Vice President


                              CONTINENTAL DELI FOODS, INC.


                              /S/      BRYANT P. BYNUM
                              Name:          Bryant P. Bynum
                              Title:         Vice President


                              DOSKOCIL SPECIALTY BRANDS COMPANY


                              /S/      BRYANT P. BYNUM
                              Name:          Bryant P. Bynum
                              Title:         Vice President


                              PAFCO IMPORTING COMPANY, INC.,


                              /S/      BRYANT P. BYNUM
                              Name:          Bryant P. Bynum
                              Title:         Vice President


                              NATIONAL SERVICE CENTER, INC.,


                              /S/      BRYANT P. BYNUM
                              Name:          Bryant P. Bynum
                              Title:         Vice President


                              DOSKOCIL FOOD SERVICE COMPANY,
                              L.L.C.
                                   by
                              CONTINENTAL DELI FOODS, INC.,
                              manager


                              /S/      BRYANT P. BYNUM
                              Name:          Bryant P. Bynum
                              Title:         Vice President


                              KPR HOLDINGS, L.P.
                                by
                              RKR-GP, INC., general partner


                              /S/      BRYANT P. BYNUM
                              Name:          Bryant P. Bynum
                              Title:         Vice President


                              WILSON CERTIFIED EXPRESS, INC.,


                              /S/      BRYANT P. BYNUM
                              Name:          Bryant P. Bynum
                              Title:         Vice President


                              FBAI INVESTMENTS CORPORATION,


                              /S/      BRYANT P. BYNUM
                              Name:          Bryant P. Bynum
                              Title:         Vice President


                              BRENNAN PACKING CO., INC,


                              /S/      BRYANT P. BYNUM
                              Name:          Bryant P. Bynum
                              Title:         Vice President


                              CHEMICAL BANK, as Collateral Agent,


                              /S/  EDWARD DEVINE
                              Name:       Edward Devine
                              Title:     Managing Director